     As filed with the Securities and Exchange Commission on April 29, 2005
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                               UGI Utilities, Inc.
             (Exact name of registrant as specified in its charter)

              Pennsylvania                             23-1174060
    (State or other jurisdiction of         (IRS Employer Identification No.)
     incorporation or organization)

                         100 Kachel Boulevard, Suite 400
                          Green Hills Corporate Center
                                Reading, PA 19607
                                 (610) 796-3400

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Robert H. Knauss, Esq.
                       Vice President and General Counsel
                               UGI Utilities, Inc.
                              460 North Gulph Road
                            King of Prussia, PA 19406
                                 (610) 337-1000

            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)
                                  with copy to:

                              Linda L. Griggs, Esq.
                           Morgan, Lewis & Bockius LLP
                          1111 Pennsylvania Ave., N.W.
                             Washington, D.C. 20004
                                 (202) 739-5245

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]

                               ------------------

                         CALCULATION OF REGISTRATION FEE

 Title of Each Class                    Proposed Maximum       Proposed Maximum         Amount of
 of Securities to be   Amount to be    Offering Price Per     Aggregate Offering      Registration
     Registered         Registered         Unit (1)               Price (1)(2)            Fee
Debt Securities        $125,000,000         100%                 $125,000,000         $14,713.00

----------

(1)   Estimated solely for the purpose of determining the registration fee.

(2) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $125,000,000. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $125,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale of these securities is not permitted.

                   Subject to completion, dated April 29, 2005

                                   PROSPECTUS

                                  $125,000,000

                               UGI UTILITIES, INC.

                               -------------------

                                 DEBT SECURITIES

                               -------------------


This prospectus contains summaries of the general terms of these debt securities. We will provide the specific terms of these debt securities in supplements to this prospectus.

You should read this prospectus and the prospectus supplements carefully before you invest.

INVESTING IN OUR DEBT SECURITIES INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                      The date of this prospectus is , 2005

                                TABLE OF CONTENTS

                                                                           PAGE

About this Prospectus.......................................................3

Where You Can Find More Information.........................................3

About UGI Utilities, Inc....................................................4

Risk Factors ...............................................................5

Ratio of Earnings to Fixed Charges..........................................7

Use of Proceeds.............................................................7

Description of Debt Securities..............................................7

   Form, Exchange, Registration, Transfer and Payment.......................9

   Global Securities........................................................9

   Restrictive Indenture Provisions.........................................10

   Events of Default........................................................13

   Modification of the Indenture............................................14

   Consolidation, Merger, Sale or Conveyance................................15

Satisfaction and Discharge..................................................15

Governing Law...............................................................15

Regarding the Trustee.......................................................15

Plan of Distribution........................................................16

Experts.....................................................................17

Legal Opinion...............................................................17


No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the debt securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell any of the types of debt securities described in this prospectus, including debentures, notes and/or other unsecured indebtedness, in one or more offerings up to a total dollar amount of $125,000,000. This prospectus provides you with a general description of the debt securities that we may offer.

We provide information to you about the debt securities in three documents that progressively provide more detail:

1. This Prospectus. Contains general information that may or may not apply to each offering of debt securities.

2. The Prospectus Supplement. Will contain more specific information than this prospectus and may also add, update or change information contained in this prospectus. To the extent information differs from this prospectus, you should rely on the different information in the prospectus supplement.

3. The Pricing Supplement. If applicable, will provide final details about a specific offering and the terms of the offered debt securities, including their price. To the extent information differs from this prospectus or the prospectus supplement, you should rely on the different information in the pricing supplement.

You should read this prospectus, any prospectus supplement and any pricing supplement together with any additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION to learn about us.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains additional information about us and the debt securities. In addition, we file annual, quarterly and special reports and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at http://www.sec.gov. You may also read and, for a fee, copy any document that we file with the SEC at the SEC's public reference room at:

-     Room 1024
      450 Fifth Street, N.W.
      Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus does not repeat important information that you can find elsewhere in the registration statement and in the reports and other documents which we file with the SEC under the Securities Exchange Act of 1934. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below, and all future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the debt securities.

      - annual report on Form 10-K for the fiscal year ended September 30, 2004,

      - quarterly report on Form 10-Q for the quarter ended December 31, 2004, and

      - current reports on Form 8-K dated November 1, 2004, November 17, 2004, January 26, 2005 and April 27, 2005.

We are not required to, and do not, provide annual reports to holders of our debt securities unless specifically requested by a holder.

You may request a copy of our SEC filings at no cost by writing or telephoning us at the following address:

                       Vice President and General Counsel
                               UGI Utilities, Inc.
                              100 Kachel Boulevard
                          Green Hills Corporate Center
                                    Suite 400
                                Reading, PA 19607
                                 (610) 796-3400

You should rely only on the information we incorporate by reference or provide in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these debt securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

ABOUT UGI UTILITIES, INC.

We are a public utility company that owns and operates

- a natural gas distribution utility serving 14 counties in eastern and southeastern Pennsylvania, and

- an electric utility serving parts of Luzerne and Wyoming counties in northeastern Pennsylvania.

In response to state deregulation legislation, effective October 1, 1999, we transferred our electric generation assets to our non-utility subsidiary, UGI Development Company. UGI Development Company contributed certain of its generation assets to a joint venture with a subsidiary of Allegheny Energy, Inc. in December 2000. In June 2003, we dividended the stock of UGID to UGI Corporation. UGID's results of operations did not have a material effect on our results of operations for fiscal year 2003 or 2002. We are a wholly owned subsidiary of UGI Corporation.

We were incorporated in Pennsylvania in 1925 as the successor to a business founded in 1882. We are subject to regulation by the Pennsylvania Public Utility Commission. Our executive offices are located at 100 Kachel Boulevard, Suite 400, Green Hills Corporate Center, Reading, Pennsylvania 19607, and our telephone number is (610) 796-3400.

RISK FACTORS

Before purchasing our debt securities you should carefully consider the following risk factors as well as the other information contained in this prospectus and the information incorporated by reference. Documents we file with the SEC after the date of this prospectus may contain additional risk factors, or updates to the risk factors discussed below, which you should also consider. See "Where You Can Find More Information."

OUR RESULTS OF OPERATIONS, FINANCIAL CONDITION AND CASH FLOWS COULD BE ADVERSELY AFFECTED BY REDUCED DEMAND FROM MILDER WEATHER SINCE OUR RATE STRUCTURE DOES NOT CONTAIN WEATHER NORMALIZATION PROVISIONS.

Weather conditions directly influence the demand for natural gas and electricity, which could affect our results. Demand for natural gas and electricity generally peaks during the cold winter months. Consequently, the overall operating results of our operations tend to fluctuate on a seasonal basis. Our rate structure does not contain weather normalization provisions to compensate for milder weather conditions, and we have historically sold less natural gas and electricity when weather conditions are milder and, consequently, earned less income. As a result, an unusually mild winter could reduce our net income and harm our financial condition and adversely affect our cash flows.

INCREASES IN GAS AND ELECTRICITY MARKET PRICES COULD ADVERSELY AFFECT OUR BUSINESS.

Increases in the current market price of gas could cause us to raise the prices we charge our customers, which in turn could reduce demand for our gas. This could lower our revenues and, therefore, lower our net income and adversely affect our cash flows.

Similarly, beginning in 2007 when our current mandatory rate caps expire, increases in the market price of electricity could cause us to raise the prices that we charge our customers, which in turn could reduce demand for our electricity. This could lower our revenues, and, therefore, lower our net income and adversely affect our cash flows.

ELECTRICITY SUPPLIER DEFAULTS MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

Generally, we purchase our power needs from electricity suppliers under fixed-price energy and capacity contracts. Should any of the suppliers under these contracts fail to provide electric power under the terms of these contracts, any increases in the cost of replacement power or capacity could negatively impact our results and adversely affect our cash flows because of our inability to recover these potential cost increases in our current rates.

REMEDIATION COSTS RESULTING FROM LIABILITY FROM CONTAMINATION CLAIMS COULD REDUCE OUR NET INCOME.

We are currently investigating and remediating contamination at a number of present and former operating sites in the United States, including former sites where we operated manufactured gas plants. We have also received claims from third parties that allege that we are responsible for costs to clean up properties where we or our former subsidiaries operated a manufactured gas plant. Costs we incur to remediate sites outside of Pennsylvania cannot be recovered in future utility rate proceedings, and insurance may not cover all or even part of these costs.

We do not expect costs for investigation and remediation of hazardous substances at Pennsylvania manufactured gas plant sites to be material to our results of operations because we are currently permitted to include in rates, through future base rate proceedings, prudently incurred remediation costs associated with such sites. We have been notified, however, of several sites outside Pennsylvania on which private parties allege manufactured gas plants were formerly owned or operated by us or owned or operated by our former subsidiaries. Such parties are investigating the extent of environmental contamination or performing environmental remediation. We are currently litigating three claims relating to out-of-state sites.

Management believes that under applicable law we should not be liable in those instances in which a former subsidiary owned or operated a manufactured gas plant. There could be, however, significant future costs of an uncertain amount associated with environmental damage caused by manufactured gas plants outside Pennsylvania that we directly operated, or that were owned or operated by our former subsidiaries, if a court were to conclude that (1) the subsidiary's separate corporate form should be disregarded or (2) we should be considered to have been an operator because of our conduct with respect to our subsidiary's manufactured gas plant. In addition, if we discover additional contaminated sites, we could be required to incur material costs, which would reduce our net income and adversely affect our cash flows.

OTHER RISKS MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

In addition to the risks discussed above, our financial condition, results of operations and cash flows may also be adversely affected by the following additional factors:

- customer conservation measures and improvements in energy efficiency and technology resulting in reduced demand;
-     interest rate fluctuations;
-     access to capital markets at competitive rates;

- liability for personal injury and property damage arising from explosions and other catastrophic events, including liability in excess of insurance coverage;
-     changes in laws and regulations, including safety, tax and accounting;
-     competitive pressures from the same and alternative energy sources; and
-     political, regulatory and general economic conditions in the United
      States.

RATIO OF EARNINGS TO FIXED CHARGES

                                        Three Months
                                           Ended             Year Ended September 30,
                                        December 31,
Ratio of Earnings to Fixed Charges     2004      2003     2004    2003    2002    2001    2000
                                       ----      ----     ----    ----    ----    ----    ----
                                       6.76      6.93     5.28    6.25    5.04    4.87    5.21

For purposes of this computation, "earnings" means pretax income from continuing operations plus (i) interest (excluding capitalized interest) and amortization of debt expense and (ii) the portion of operating rental expense that management believes is representative of the interest component of rent expense. "Fixed charges" means the sum of (i) and (ii) above, including capitalized interest.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, the net proceeds from any sale of debt securities will be used for general corporate purposes, which may include refinancings of indebtedness, working capital, capital expenditures, and repurchases and redemptions of securities.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities under an indenture dated as of August 1, 1993, between us and Wachovia Bank, National Association, formerly First Union National Bank, formerly First Fidelity Bank, National Association, as the trustee.

We summarize selected provisions of the indenture below and refer you directly to the sections in the indenture where these provisions may be found. Because this is only a summary, it is not complete and does not describe every aspect of the debt securities. This summary is also subject to and qualified by reference to the description of the particular terms of the series of the debt securities that we offer to you and describe in the applicable prospectus supplement. You should read the indenture for provisions that may be important to you but which are not included in this summary.

General

We will issue the debt securities from time to time in one or more series. A prospectus supplement or a pricing supplement will describe the terms of a particular series and specify the aggregate principal amount of each series. The debt securities will be our direct unsecured obligations and will rank equally with our other unsecured debt. The indenture does not limit the amount of debt securities that we may issue under it.

Provisions Applicable to a Particular Series

The prospectus supplement or pricing supplement for a particular series of debt securities being offered will describe the specific terms related to the offering, including the price or prices at which the debt securities to be offered will be issued. These terms may include some or all of the following:

      -     the title of the series;

      -     the total principal amount of the debt securities of the series;

      -     the date or dates on which the principal is payable;

      - the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

      - the date or dates from which interest will accrue, the interest payment dates and the record date for the interest payable on each interest payment date;

      - the place or places where interest, principal and any premium payments will be made;

      - whether we have the option to redeem the debt securities and, if so, the terms of our redemption option;

      - any obligation that we have to redeem the debt securities by way of payment to a sinking fund;

      - any obligation that we have to repurchase the debt securities at the holder's option;

      - the portion of the principal payable upon acceleration of maturity, or provable in bankruptcy, if other than the entire principal;

      - whether the debt securities will be represented by a global security, as discussed in the section below entitled Global Securities; and

      -     any other additional or different terms of the debt securities.

We will issue the debt securities in denominations of $1,000 and any integral multiples of $1,000, unless we state otherwise in the applicable prospectus supplement. (Section 2.7.) We may offer and sell the debt securities at a discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those debt securities.

We need not issue all of the debt securities of a particular series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Form, Exchange, Registration, Transfer and Payment

We will issue the debt securities in registered form, unless we state otherwise in the prospectus supplement. (Section 2.7.) We will pay the principal of and interest on the debt securities at our agent's offices in Philadelphia, Pennsylvania or at any of our offices that we designate. You may exchange or transfer the debt securities at the same offices. (Section 3.2.)

If you hold debt securities registered in definitive form with an aggregate principal amount equal to or greater than $1,000,000, you may instruct us in writing to direct our paying agent to pay the principal and accrued interest of such debt securities directly to your account at any United States bank, as long as such written instructions are received no less than 15 days prior to a scheduled interest payment date and as long as the United States bank is equipped to receive such a direct deposit. (Section 3.1.)

You may transfer or exchange debt securities without a service charge. We may, however, require a payment to cover any applicable tax or governmental charge. (Section 2.8.)

If we have transferred funds to our paying agent to make scheduled principal or interest payments in respect of any of the debt securities, and you do not claim such principal or interest payment within three years, we may reclaim such funds and you will have to look to us, and not the paying agent, for payment. (Section 9.4.)

Global Securities

We may issue some or all of the debt securities of a particular series in the form of one or more global certificates registered in the name of a securities depositary or its nominee identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary, as identified in the applicable prospectus supplement.

Except with respect to transfers of the global security as a whole between the depositary and its nominee or between the depositary and a successor depositary, a global security may not be transferred or exchanged unless and until it is exchanged in whole or in part for debt securities in definitive form. (Sections
2.4 and 2.8.)

As long as the securities depositary or its nominee is the registered holder of a global security representing a series of the debt securities, that person will be considered the sole owner and holder of the global security and the debt securities, or series of debt securities, that it represents for all purposes. (Sections 2.4 and 2.8.) Unless we otherwise state in an applicable prospectus supplement, if you have a beneficial interest in a global security:

      - you may not have the global security, or any debt securities that it represents, registered in your name;

      - you may not receive or be entitled to receive physical delivery of certificated debt securities in exchange for your beneficial interest in the global security; and

      - you will not be considered the holder of the global security, or any debt securities it represents, for any purpose under the indenture.

We will make all payments of principal and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities, for example, insurance companies, take physical delivery of securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

The only persons that may own beneficial interests in a global security are institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and persons that hold beneficial interests through participants. When a global security representing debt securities is issued, the securities depositary will credit to the accounts of the participants that we, or the particular underwriters of the offering, identify for the securities depositary on the depositary's book-entry, registration and transfer system, the respective principal amounts of debt securities that the global security represents.

Ownership of beneficial interests in a global security will be shown only, and the transfer of those ownership interests will be effected only through, records maintained by:

      - the securities depositary, with respect to a participant's direct holdings; and

      - the applicable participants with respect to beneficial interests that the participants hold on behalf of other persons.

Accordingly, if you hold a beneficial interest in debt securities through a participant, you must look to the participant to receive any payments in respect of principal of or interest on the debt securities and must follow the participant's own procedures to exercise your own rights under the indenture.

We will describe the specific terms of any depositary agreement in the applicable prospectus supplement.

Restrictive Indenture Provisions

      Limitation on Mortgages

Under the indenture, if we, or any of our subsidiaries, incur or guarantee debt that is secured by any of our or our subsidiary's property, we must secure the debt securities at least equally and ratably with such secured debt. This requirement does not apply, however, if the total amount of our debt that is secured by property does not exceed 10% of our consolidated net tangible assets. (Section 3.10.)

This restriction on the incurrence or guarantee of debt secured by a mortgage does not apply to the following types of mortgages:

      - mortgages of a subsidiary that existed at the time it became our subsidiary;

      - mortgages that existed at the time of an acquisition of property or that were created in connection with an acquisition, for example, mortgages created to secure the purchase price in the acquisition;

      - construction mortgages which are entered into, or for which commitments are received within certain time periods;

      -     mortgages in our favor or in favor of one of our subsidiaries;

      - mortgages existing at the date that any then outstanding debt securities were issued;

      - mortgages existing on any property at the time that we or one of our subsidiaries acquired it in connection with a merger, consolidation, lease, acquisition or other transaction;

      - mortgages in favor of governmental bodies to secure payments pursuant to any contract or statute;

      - any extensions, renewals or replacements of any of these categories of mortgages. (Section 3.10.).

In determining whether the amount of debt secured by mortgages does not exceed 10% of our consolidated net tangible assets, the aggregate amount of debt secured by mortgages should not include the mortgages listed above. (Section 3.10.). In calculating our consolidated net tangible assets, the following items should be subtracted from our total consolidated assets using our most recent consolidated balance sheet:

      -     applicable reserves and other properly deductible items;

      - current liabilities, except the current portion of long-term liabilities and liabilities under capital leases; and

      -     various intangible assets. (Section 1.1.).

      Limitations on Sale and Leaseback Transactions

The indenture prohibits us and any of our subsidiaries from selling or transferring property with the intention of leasing it back. However, this restriction does not apply in the following situations:

      - if the lease period is for a term of not more than three years at the end of which the use will be discontinued;

      - if the sale and leaseback transaction is between us and one of our subsidiaries or between subsidiaries;

      - if we or our subsidiary would be entitled under the limitation on mortgages provisions described above, without triggering an obligation on our part under those provisions to then equally and ratably secure the debt securities, to incur indebtedness secured by a mortgage on the property involved in the sale and leaseback transaction in an amount at least equal to the amount of attributable debt, which is an amount equal to the lesser of

            - the fair market value of the property, as determined by our board, and

            - the present value of the total net amount of the rent payable by us under the lease of the property, discounted at the rate of interest set forth or implicit in the terms of the lease, or, if not practicable to determine such rate, the weighted average interest rate per annum paid by us to the holders of debt securities then outstanding compounded semi-annually;

      - if, in the opinion of our board, the proceeds of the sale of the property in the sale and leaseback transaction are determined to represent the fair market value of such property, and we apply an amount of such proceeds equal to the greater of the net proceeds of the sale or the amount of attributable debt, as defined above, within 180 days of the sale, to either or both of

            - the retirement of our or one of our subsidiary's debt that matures more than 12 months after its creation, other than pursuant to a mandatory retirement or prepayment of debt or a contractual obligation and other than debt that is subordinate to the debt securities or owed to us or a subsidiary, or

            - the purchase, construction or development of comparable property; or

      - if the sale and leaseback transaction is entered into within 60 days of our or our subsidiary's initial acquisition of the property. (Section 3.11.).

Events of Default

Under the indenture, it is an event of default if:

      - we fail to pay any interest on any debt securities within 10 days of a scheduled interest payment date;

      - we fail to pay all or a portion of the principal on any of the debt securities when it is due;

      - we fail to make any required sinking fund payment in respect of any debt securities when due and payable;

      - we fail to perform any other covenant or agreement applicable to the debt securities within 30 days after we receive written notice of that failure;

      - we or one of our significant subsidiaries is involved in certain types of events involving bankruptcy, insolvency or reorganization;

      - there is an event of default under any of our other instruments of indebtedness under which we had outstanding as of August 1, 1993, or at any time thereafter, an aggregate principal amount of $10,000,000 or greater, if such event of default involves a failure to pay all or a portion of the principal amount of such indebtedness when due and payable, or the maturity of such indebtedness is accelerated and such acceleration is not rescinded or annulled within 10 days after notice of such acceleration is given to us, provided that such event of default has not been remedied or cured by us or waived by the holders of such indebtedness; or

      - there is any other event of default under the terms of the debt securities.

Under certain circumstances, the trustee need not provide notice to the holders of the debt securities that an event of default has taken place. (Section 4.1.).

Remedies if an Event of Default Occurs

If an event of default occurs, other than an event of default involving bankruptcy, insolvency or reorganization, either the trustee or the holders of at least 25% in total principal amount of the debt securities of the relevant series may declare the entire principal amount of such series due and payable immediately. (Section 4.1.)

If an event of default involving our failure to perform a covenant or agreement under the indenture occurs, and if such failure is with respect to all of the series of the debt securities outstanding at that time, then either the trustee or the holders of at least 25% in total principal amount of the debt securities may declare the entire principal amount of all of the debt securities due and payable immediately, if such event of default is continuing at the time the trustee or the holders make such declaration. (Section 4.1.)

If an event of default occurs due to an event involving bankruptcy, insolvency or reorganization, the total principal amount of all of the outstanding debt securities will automatically be due and payable immediately, without notice to us. (Section 4.1.)

Under various circumstances, the declaration of an event of default under the indenture may be overturned by the holders of a majority in principal amount of the debt securities of all affected series outstanding at that time. (Section 4.10.)

The holders of a majority in principal amount of the debt securities of any particular series outstanding have, with various exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to the debt securities of that series. The trustee is under no obligation to exercise any of its rights or powers at the request or direction of the holders of the debt securities, however, unless those holders have offered the trustee reasonable indemnity against the expenses and liabilities that it might incur as a result. (Sections 4.9 and 5.2.)

Except for actions for the payment of overdue principal or interest, under the indenture (Sections 4.6 and 4.7), a holder may not institute an action against us unless

      - the holder shall have previously given to the trustee written notice of default and continuation of such default; or

      - the holders of not less than 25% in principal amount of the debt securities of the series outstanding at that time shall have requested the trustee to institute such action and shall have offered the trustee reasonable indemnity, and the holders of a majority of the principal amount of the debt securities of each affected series shall not have given the trustee contrary instructions; and

      - the trustee shall not have instituted such action within 60 days of such request.

Modification of the Indenture

Under the indenture, in order to change our rights and obligations or the rights of any holders of debt securities, the holders of a majority in principal amount of the debt securities of all series affected by such change, voting as one class, must consent to the change. However, we may not make any of the following changes unless each holder of debt securities affected by such change gives his or her specific consent:

      -     extend the final maturity date of any of the debt securities;

      -     reduce the principal amount of any of the debt securities;

      - reduce the interest rate on the debt securities or extend the interest payment date of any of the debt securities;

      - reduce the amount payable to the holders of any debt securities on redemption of such debt securities;

      - reduce the amount of principal that would be payable to the holders of the debt securities upon acceleration under the indenture;

      -     impair or affect any holder's right to institute suit for payment;

      -     impair or affect any holder's right to repayment; or

      - reduce the percentage of principal amount held by holders required to modify other terms of the indenture from 51%. (Section 7.2.).


Consolidation, Merger, Sale or Conveyance

We may not merge or consolidate with any other corporation, or sell or convey all or substantially all of our assets to any person, unless:

      -     we are the surviving corporation, or

      - the successor corporation or the corporation that acquires our assets is incorporated in the United States, executes a supplemental indenture expressly assuming our obligation to make punctual payments of principal of and interest on all of the debt securities, according to the applicable interest rate under each series of debt securities, and expressly assumes all of our other obligations under the indenture.

We also may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any person if, immediately after such merger, consolidation, sale or conveyance, we or the successor corporation, as the case may be, would be in default of performance obligations under any covenant or condition contained in the indenture. (Section 8.1.)

SATISFACTION AND DISCHARGE

Under the indenture (Section 9.1), we may terminate certain of our obligations with respect to any series of debt securities by irrevocably depositing in trust with the trustee, on or within one year prior to the maturity or redemption date of such debt securities, cash sufficient to pay the principal of and interest, if any, due and to become due on, such debt securities and any other sums payable to the holders of such debt securities.

GOVERNING LAW

The indenture and the debt securities are governed by the laws of the State of New York. (Section 10.8.)

REGARDING THE TRUSTEE

Wachovia Bank is the trustee under the indenture and serves as our registrar and disbursing agent for two prior series of medium term notes. We and Wachovia are also parties to a Revolving Loan Agreement. Wachovia Bank also acts as a depository for our funds and from time to time makes loans to our affiliates. Certain affiliates of the trustee engage in transactions with and perform services for us and our affiliates in the ordinary course of business.

The Company has total revolving credit commitments under which it may borrow up to $110 million. These agreements expire in June 2007. At December 31, 2004 borrowings under these agreements totaled $63 million.

PLAN OF DISTRIBUTION

We may sell the debt securities:

      -     to or through underwriters or dealers; or

      -     directly to one or more purchasers; or

      -     through agents; or

      -     a combination of the above.

The prospectus supplement or the pricing supplement will describe the details of the plan of distribution, including the offering price, our proceeds from the sale, the names of the underwriters, dealers or agents and their commissions, fees or discounts.

In connection with the sale of the debt securities, underwriters, dealers or agents may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters as defined in the Securities Act of 1933, the "Act." Any discounts or commissions they receive from us and any profits they receive on the resale of the debt securities may be treated as underwriting discounts and commissions under the Act. We will identify any underwriters, dealers or agents and describe their compensation in the prospectus supplement.

We may have agreements with the underwriters and agents to indemnify them against certain civil liabilities, including liabilities under the Act. Underwriters, dealers, and agents may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions. If underwriters are used in the sale, they will acquire the debt securities for their own account. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale. We may offer the debt securities to the public through an underwriting syndicate or through a single underwriter.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the debt securities will be subject to certain conditions. The underwriters will be obligated to purchase all of the debt securities of the series offered if any of the debt securities are purchased, unless the prospectus supplement states otherwise. We may change from time to time any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.

If we designate agents to sell the debt securities, they will agree to use their best efforts to solicit purchases for the period of their appointment.

We may choose to sell the debt securities directly. In this case, no underwriters, dealers or agents would be involved.

We may authorize underwriters, dealers or agents to solicit certain institutional investors to purchase debt securities on a delayed delivery basis, which provides for payment and delivery on a specified future date. The prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will only enter into these delayed delivery contracts with institutional purchasers that we approve. Such institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will have no responsibility to assure the validity or performance of these contracts.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL OPINION

Morgan, Lewis & Bockius LLP will issue an opinion about the legality of the debt securities on our behalf. Any underwriters will be advised about the legality of the debt securities by their own legal counsel.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Filing fee for registration statement....................... $14,713
      Pennsylvania Public Utility Commission filing fee...........     350
      Rating agencies' fees.......................................  20,000
      Legal fees and expenses..................................... 150,000
      Accounting fees and expenses................................  40,000
      Trustees' fees and expenses.................................  10,000
      Printing....................................................  25,000
      Blue sky fees and expenses..................................   5,000
      Miscellaneous...............................................   4,937
                                                                  --------

      Total.......................................................$270,000

----------
* The foregoing expenses, except filing fee for registration statement, are estimates.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 1741 of the Pennsylvania Business Corporation Law of 1988 provides that a business corporation may indemnify directors and officers against any threatened, pending or completed action or proceeding, provided that the person in question acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 1742 provides, however, that a business corporation may indemnify its directors and officers only against expenses (including attorneys' fees) if the action or proceeding is by or in the right of the corporation. In addition, Section 1742 states that indemnification shall not be made if the person has been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification for certain expenses. Section 1743 requires a corporation to indemnify its directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

      Section 1713 of the Business Corporation Law permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. This section also provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or of responsibility under a criminal statute.
Article VIII of the Company's Articles and Section 4.01 of the Company's Bylaws limits the liability of any director to the fullest extent permitted by Section 1713 of the Business Corporation Law.

      Section 1746 of the Business Corporation Law grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Articles VII and IX of the Company's Bylaws provides for indemnification of directors, officers and other agents to the extent otherwise permitted by Section 1741 of the Business Corporation Law and pursuant to the authority of Section 1746 of the Business Corporation Law.

      Subject only to the express prohibitions under the Pennsylvania Business Corporation Law of 1988, Article IX of the Company's Bylaws provides an unconditional right to indemnification for expenses and any liability paid or incurred by any director or officer of the Company, or any other person designated by the Board of Directors as an indemnified representative, in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been a director, officer, employee or agent of the Company, or at the request of the Company, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The Bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits, unlike Section 1742 of the Business Corporation Law which authorizes indemnification only of expenses incurred in defending a derivative or corporate action. Article IX of the Bylaws also allows indemnification for punitive damages and liabilities incurred under federal securities laws.

      Unlike the provisions of Business Corporation Law Section 1744, Article IX does not require the Company to determine the availability of indemnification by first following certain prescribed procedures. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that otherwise would be required, and that right is enforceable against the Company as long as indemnification is not prohibited by law. To the extent indemnification is permitted only for a portion of a liability, the Bylaw provisions require the Company to indemnify such portion. If the indemnification provided for in Article IX is unavailable for any reason in respect of any liability or portion thereof, the Bylaws require the Company to make a contribution toward the liability. Indemnification rights under the Bylaws do not depend upon the approval of any future Board of Directors.

      Section 9.04 of the Company's Bylaws authorizes the Company to further effect or secure its indemnification obligations by entering into indemnification agreements, maintaining insurance, creating a trust fund, granting a security interest in its assets or property, establishing a letter of credit or using any other means that may be available from time to time.

      Article VIII of the Company's Articles limits the personal liability of officers to the Company to the same extent that directors are relieved of such liabilities pursuant to that Article and Section 4.01 of the Bylaws, with the exception that the limitation of the liability of officers applies only to liabilities arising out of derivative claims by shareholders asserting a right of the Company and not to liabilities arising out of third party claims.

      The Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Company for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Company.

ITEM 16. EXHIBITS

------------     ---------------------------------------------------------------
EXHIBIT NO.                       DESCRIPTION
     3           Amended and Restated Articles of Incorporation (incorporated by reference from Exhibit 3 of Registration Statement on Form S-3 filed on 10/31/01 (File No. 333-72540)).

    4(b) Indenture dated as of August 1, 1993 between the Company and Wachovia Bank, National Association, formerly First Union
                 National Bank, formerly  First Fidelity Bank, N.A. Pennsylvania
                 (incorporated by reference to Exhibit 4(c) of Registration
                 Statement on Form S-3 filed on April 8, 1994 (File No.
                 33-77514)).

     5           Opinion of Morgan, Lewis & Bockius, LLP

     12          Statement re computation of ratio of earnings to fixed charges

   23(a) Consent of Morgan, Lewis & Bockius, LLP (included in opinion filed as Exhibit 5).

   23(b)         Consent of PricewaterhouseCoopers LLP

     24          Power of Attorney (included on signature page)

     25          Form T-1 Statement of Eligibility and Qualification under the
                 Trust Indenture Act of 1939, as amended, with respect to the Trustee.

ITEM 17. UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on the 26th day of April, 2005.

                                       UGI Utilities, Inc.


                                       By: /s/  John C. Barney

                                          --------------------------------------
                                          John C. Barney
                                          Senior Vice President - Finance
                                             and Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Robert H. Knauss and Robert W. Krick to execute and file, in the name of and as attorney-in-fact for such person, any amendments or post-effective amendments to this registration statement as the registrant deems appropriate.

            SIGNATURE                          TITLE                            DATE
/s/ David W. Trego
                                   President and Chief Executive             April 26, 2005
------------------------------     Officer and Director (Principal
David W. Trego                     Executive Officer)



/s/ Lon R. Greenberg
                                   Chairman of the Board and                 April 26, 2005
------------------------------     Director
Lon R. Greenberg


/s/  John L. Walsh
                                   Vice Chairman of the Board and            April 26, 2005
------------------------------     Director
John L. Walsh


/s/  John C. Barney
                                   Senior Vice President - Finance           April 26, 2005
------------------------------     (Principal Financial Officer and
John C. Barney                     Principal Accounting Officer)



/s/ Stephen D. Ban
                                   Director                                  April 26, 2005
------------------------------
Stephen D. Ban


/s/ Thomas F. Donovan
                                   Director                                  April 26, 2005
------------------------------
Thomas F. Donovan

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Robert H. Knauss and Robert W. Krick to execute and file, in the name of and as attorney-in-fact for such person, any amendments or post-effective amendments to this registration statement as the registrant deems appropriate.

            SIGNATURE                      TITLE                   DATE
/s/  Ernest E. Jones
                                          Director            April 26, 2005
------------------------------
Ernest E. Jones


/s/ Richard C. Gozon
                                          Director            April 26, 2005
------------------------------
Richard C. Gozon


/s/  Anne Pol
                                          Director            April 26, 2005
------------------------------
Anne Pol


/s/ Marvin O. Schlanger
                                          Director            April 26, 2005
------------------------------
Marvin O. Schlanger


/s/ James W. Stratton
                                          Director            April 26, 2005
------------------------------
James W. Stratton

                                  EXHIBIT INDEX

-----------     ----------------------------------------------------------------   --------------
EXHIBIT NO.                       DESCRIPTION                                        SEQUENTIAL
                                                                                     PAGE NUMBER
    3.1          Amended and Restated Articles of

                 Incorporation (incorporated by reference from Exhibit 3 of Registration Statement on Form S-3 filed on 10/31/01 (File No.
                 333-72540)).

    4(b) Indenture dated as of August 1, 1993 between the Company and Wachovia Bank, National Association, formerly First Union
                 National Bank, and prior to that First Fidelity Bank, N.A.
                 Pennsylvania (incorporated by reference to Registration
                 Statement on Form S-3 filed on April 8, 1994 (File No.
                 33-77514)).

     5           Opinion of Morgan, Lewis & Bockius, LLP

     12          Statement re computation of ratio of earnings to fixed charges

   23(a) Consent of Morgan, Lewis & Bockius, LLP (included in opinion filed as Exhibit 5).

   23(b)         Consent of PricewaterhouseCoopers LLP

     24          Power of Attorney (included on signature page)

     25          Form T-1 Statement of Eligibility and Qualification under the
                 Trust Indenture Act of 1939, as amended, with respect to the Trustee.


25